Exhibit 99.1

MathStar, Inc. Shareholder Update Meeting June 26, 2008 3:30 PM Central Time Marriott Southwest Hotel Minnetonka, MN

Forward Looking Statements • Statements in this presentation, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading “Risk Factors.” MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Purpose of Meeting I would like to welcome you to this update. Please note that this is an informational meeting only and is not a formal shareholder meeting. There is nothing for shareholders to vote on, and we are not soliciting a shareholder vote. 3

Opening Remarks Not withstanding a strong belief in the FPOA concept, supported by positive feedback from customers and industry analysts and working production silicon and applications, and a belief that we could have ultimately succeeded, . we made the difficult decision to curtail development and marketing of our products in order to preserve shareholder value • Today’s meeting generally will review how the Board came to this decision, what actions are in process, and how we expect to proceed • As MathStar’s largest shareholder, I support this plan to pursue new opportunities

Shareholder Information • As a public company, we will communicate with shareholders through public releases, filings and announcements – We can NOT answer shareholder inquiries outside of this requirement • Shareholders voted for a reverse stock split – Shareholders still holding certificates should complete the letter of transmittal and deliver both to MathStar’s transfer agent, Wells Fargo • MathStar has re-qualified under the NASDAQ Listing Regulations and is again trading on the NASDAQ Global Market under the symbol MATH

Recap of where we are • Strategy changes we initiated in 2007 did not produce the desired results – We attracted several large customers and signed one, but high volume production schedule was uncertain – We needed many customers like LG Electronics • Achieving positive cash flow on committed and forecasted revenue was uncertain • Board decided that the best use of shareholder cash is to curtail current operations • We are exploring opportunities to potentially improve shareholder value

2007/2008 Review • First significant commercial customer - LG Electronics - in high performance video market – Commercial deployment took longer than expected and chip volume was an unknown • Made changes to sales strategy and improved applications development capability – Focused on obtaining volume customers in high performance video and medical imaging markets • Continued product development – 90 nm chip and chip programming tools

Challenges and Response Strategies • Since FPOA launch, market penetration has been far lower than our projections • Early in 2007, we adjusted our go-to-market strategy – Developed technical and market expertise in high performance video market – Refocused sales force to winning multiple commercial grade accounts in two markets rather than our earlier focus on achieving a certain number of design wins • Encouraged by positive response to new strategy, but we did not have a large volume of formal customer relationships secured

We learned that • Customers wanted to see a full demonstration of the FPOA operating in a known application • The FPOA programming tools were different than what they were accustomed to using, slowing FPOA adoption • Certain customers wanted MathStar or an independent design center to do the programming of the FPOA on an outsourced service basis, including board and system-level work • Prospective customers wanted access to completed, tested application libraries for their applications • Certain high-profile customers wanted features and benefits of our next generation chip over the current chip • Logistically, we learned that we had little control over the timing of product roll-outs for large company customers

We responded by • Developing full applications on the FPOA that we demonstrated to prospective customers • Partnering with independent MathStar Certified Design Centers (CDC) for outsourced design services using the FPOA • Developing full application libraries for targeted markets • Developing a next generation user-friendly tool kit with new high-demand features • Developing a 90 nm version of the FPOA that embodied what we learned and with certain highdemand features

NAB Conference Results • In April 2008, we demonstrated the commercially available 130nm FPOA at NAB – Our video codec customer also demonstrated an FPOA based video encoder in its booth – Response at both booths was encouraging • But, we did not know how quickly new customers or prospective customers would move to develop commercial FPOA based products – Burning through cash while awaiting customer decisions

The Situation • Uncertain revenue projections, combined with our cash position, raised significant concerns about our ability to achieve positive cash flow without additional funding • Risk-adverse economic climate is not conducive to funding companies such as ours – We would need more in-hand orders – Stock trading at about book value and so a funding, if even available, would be highly dilutive • No easy fix • My ongoing investments in MathStar were based on my earlier belief that MathStar would obtain multiple high-volume customers for the current version of the FPOA – Now, I believe we need an alternate path to support shareholder value

Strategies Examined by Board The MathStar Board examined a range of options, including: 1. Continue current strategy 2. Discontinue all operations and liquidate 3. Change strategy to re-create MathStar as a systems level business 4. Downsize to a small group to re-design SAD block as a separate chip and develop 3rd generation FPOA requiring simpler tools 5. Maximize asset values by curtailing operations, conserving cash and retaining the value of public company. To do this we would consider a merger with a potential growth company

Rejected Current Strategy • High capital usage – Company was ramped and run for aggressive near term revenue growth that has not materialized • The fabrication of the 90 nm FPOA would consume about 25% of available cash – We have customers lined up for the product, but no firm purchase orders – The SAD block represents a near term product advantage, but likely not enough to warrant an estimated $5M investment • Company has not fully overcome challenges associated with launching a new programmable chip platform

Rejected Liquidation • We believe more value can be created by merger strategy • Offers growth potential • Possibly values net operating loss (NOL) carryforwards • Values MATH as a NASDAQ listed entity • With significantly reduced burn rate, stock is trading at about book value

Rejected Systems Level Business Plan • This business plan was based on early success with current board-level customers; however, it would: • Re-create MathStar as a lower-margin, lowergrowth systems business • Immediately deploy about 25% of our cash to tape out 90 nm FPOA • Allow cash to dip to a projected $2M at lowest point if all revenue goals were achieved • Revenue projections were not based on customer commitments

Considered a Re-Launch Plan • Company curtails operations to conserve cash • Small team re-designs SAD block to offer independent of FPOA • Small team develops 3rd generation FPOA and easier to use tools based on knowledge gained • Existing customer support

Adopted a Plan to Maximize Asset Values • Protect shareholder assets immediately • Maximize value of shareholder assets: • cash position • status as a public company • potential value of the NOL carryforwards • intellectual property surrounding the FPOA

Protecting Cash Assets • Curtailed operations on May 27 to reduce expenses and protect cash • Working to provide for on-going support to our customers through partner organizations eSilicon and Adaptive Microware can support existing customers; low margin revenue residual possible

Merger Candidate Qualifications • The Goal For MathStar shareholders to participate in the projected growth of a company with the potential to obtain a positive return on investment • The Qualifications • Good growth potential for revenue and earnings • Producing positive cash flow • Need for expansion capital • Proven management team and Board of Directors • Reasonable valuation

Value of Intellectual Property • We will also engage IP valuation experts to help ascertain the value of our IP and to extract shareholder value, if possible

Current/Ongoing Cash Burn Rate • During this transition process we expect the monthly cash burn will be about $150,000 • We expect the June 30th 2008 cash position to be about $15.0 million

Closing Remarks • Improved shareholder value is possible • You will have an opportunity to vote on the plan ultimately recommended by the Board.